Exhibit 4.16

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

Dated as of January 10, 2019

to

INDENTURE

Dated as of May 21, 2015

among

BOYD GAMING CORPORATION, as Issuer,

the Guarantors named therein, as Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

6.875% Senior Notes due 2023

FOURTH SUPPLEMENTAL INDENTURE, dated as of January 10, 2019 (this “Supplemental Indenture”), among Boyd Gaming Corporation, a Nevada corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”), the Additional Guarantors named on the signature pages hereto (the “Additional Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of May 21, 2015 (the “Indenture”), a First Supplemental Indenture (as amended by the Second Supplemental Indenture hereinafter defined, the “First Supplemental Indenture”) dated as of May 21, 2015, a Second Supplemental Indenture (as amended by the Third Supplemental Indenture hereinafter defined, the “Second Supplemental Indenture”) dated as of December 15, 2016, and a Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of March 7, 2017, providing for the issuance of the Company’s 6.875% Senior Notes due 2023 (the “Notes”); and

WHEREAS, subsequent to the execution of the Third Supplemental Indenture, the Second Supplemental Indenture, the First Supplemental Indenture and the issuance of the Notes, the Additional Guarantors have become guarantors under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Sections 4.09 and 9.01 of the First Supplemental Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for each Additional Guarantor to expressly assume all the obligations of a Guarantor under the Notes and the First Supplemental Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF GUARANTEES

Each Additional Guarantor, as provided by Section 4.09 of the First Supplemental Indenture, jointly and severally, hereby unconditionally expressly assumes all of the obligations of a Guarantor under the Notes and the First Supplemental Indenture to the fullest as set forth in Article 10 of the First Supplemental Indenture; and each Additional Guarantor may expressly exercise every right and power, and shall have every obligation, of a Guarantor under the First Supplemental Indenture with the same effect as if it had been named a Guarantor therein.

II.

MISCELLANEOUS PROVISIONS

A. Terms Defined.

For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the First Supplemental Indenture have the meanings specified in the First Supplemental Indenture.

B. Indenture.

Except as amended hereby, the Third Supplemental Indenture, the Second Supplemental Indenture, the First Supplemental Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C. Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

D. Successors.

All agreements of the Company, the Guarantors and the Additional Guarantors in this Supplemental Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

E. Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

F. Trustee Disclaimer.

The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

[signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

BOYD GAMING CORPORATION

By: __/s/ Brian A. Larson_________________
Name: Brian A. Larson
Title: Executive Vice President, Secretary
and General Counsel

EXISTING GUARANTORS:

BOYD ATLANTIC CITY, INC.
BOYD TUNICA, INC.
BLUE CHIP CASINO, LLC
CALIFORNIA HOTEL AND CASINO
TREASURE CHEST CASINO, L.L.C.
RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.
BOYD RACING, L.L.C.
PAR-A-DICE GAMING CORPORATION
COAST CASINOS, INC.
COAST HOTELS AND CASINOS, INC.
SAM-WILL, INC.
M.S.W., INC.
CALIFORNIA HOTEL FINANCE CORPORATION
BOYD ACQUISITION, LLC
BOYD LOUISIANA RACING, L.L.C.
BOYD BILOXI, LLC
BOYD ACQUISITION I, LLC
BOYD ACQUISITION II, LLC
PENINSULA GAMING, LLC
BELLE OF ORLEANS, L.L.C.
DIAMOND JO, LLC
DIAMOND JO WORTH, LLC
KANSAS STAR CASINO, LLC
THE OLD EVANGELINE DOWNS, L.L.C.
ALST CASINO HOLDCO LLC
ALIANTE GAMING, LLC
THE CANNERY HOTEL AND CASINO, LLC
NEVADA PALACE, LLC

By: __/s/ Brian A. Larson_________________
Name: Brian A. Larson
Title: Secretary of Assistant Secretary
of each Guarantor listed above

ADDITIONAL GUARANTORS:

VALLEY FORGE CONVENTION CENTER PARTNERS, LLC
VALLEY FORGE COLONIAL, LLC
BOYD TCIV, LLC
PNK (OHIO), LLC
PNK (OHIO) II, LLC
PNK (OHIO) III, LLC
BELTERRA RESORT INDIANA LLC
OGLE HAUS, LLC
AMERISTAR CASINO KANSAS CITY, LLC
AMERISTAR CASINO ST. CHARLES, LLC

By: __/s/ Brian A. Larson_________________

Name: Brian A. Larson
Title: Executive Vice President and
and Secretary

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By: ___/s/ Shawn Goffinet______________
Name: Shawn Goffinet
Title: Assistant Vice President